Exhibit 99.1
REALNETWORKS REPORTS RECORD QUARTERLY REVENUE AND
ANNOUNCES NEW $100 MILLION STOCK BUYBACK PROGRAM
Achieves More Than 2.4 Million Paid Subscribers
SEATTLE, Washington — April 27, 2006 — RealNetworks®, Inc. (Nasdaq: RNWK), the leading creator of digital media services and software, today announced results for the first quarter ended March 31, 2006.
“We are off to a strong start for 2006 with record revenue in the first quarter,” said Rob Glaser, chairman and CEO of RealNetworks. ”Real’s tradition of innovation continues to bear fruit, most recently with the announcement of our Click-to-Stream patent that we believe positions Real’s Helix Community at the center of the exploding digital media marketplace.”
Quarterly Highlights
•	Record revenue of $86.6 million
•	Net income of $24.9 million
•	More than 2.4 million total paid subscribers
For the first quarter of 2006, revenue grew 13% to $86.6 million compared to $76.6 million reported in the first quarter of 2005. First quarter results include revenue of approximately $2.0 million from the acquisition of Zylom Media Group BV in January 2006. For the first quarter, revenue in the Consumer Products and Services segment was as follows: Games revenue was $18.6 million, a 53% increase over the first quarter of 2005; Music revenue was $28.9 million, a 26% increase over the first quarter of 2005; and RealPlayer, Related Consumer Products and Other was $27.3 million, a decrease of 6% from the first quarter of 2005. In the Technology Products and Solutions segment, revenue was $11.8 million in the first quarter, a decrease of 5% from the first quarter of 2005. Foreign currency exchange rate fluctuations negatively impacted 2006 first quarter revenue by approximately $1.7 million compared to the first quarter of 2005.
Net income for the first quarter of 2006 was $24.9 million, or $0.14 per diluted share, compared to $0.8 million, or $0.00 per diluted share, in the first quarter of 2005. Adjusted net income, which excludes the impact of the Microsoft agreements and stock-based compensation expenses, was $3.4 million, or $0.02 per diluted share in the first quarter of 2006, compared to $4.6 million, or $0.02 per diluted share the same quarter of 2005. A reconciliation of GAAP net income to adjusted net income is provided in the financial tables that accompany this release.
Gross margin was 69% in the first quarter of 2006 compared to 68% in the prior year’s quarter. Operating expenses for the first quarter of 2006 were $28.3 million compared to $51.6 million in the prior year’s quarter. First quarter operating expenses include a benefit related to Microsoft’s payment under the settlement and commercial agreements signed in the fourth quarter of 2005. Operating expenses also include non-cash, stock-based compensation expense related to our adoption of SFAS 123R. Excluding the impact from the Microsoft agreements and stock-based compensation expenses, adjusted operating expenses were $62.5 million compared to $47.9 million in the first quarter of 2005. A reconciliation of GAAP operating expenses to adjusted operating expenses is provided in the financial tables that accompany this release. For the first quarter of 2006, Real’s effective tax rate was approximately 37%.

As of March 31, 2006, Real had approximately $701 million in unrestricted cash, cash equivalents and short-term investments, which includes the proceeds from $100 million of convertible debt. Further, the Company expects to receive up to approximately $243 million in additional payments related to the Microsoft agreements over the next four quarters. Microsoft can earn credits against its future payments as a result of delivering music users to Real through its promotional efforts.
The Company completed its $100 million stock repurchase program in the first quarter of 2006, repurchasing approximately 9.5 million shares for $77 million. Since the beginning of 2005, the Company has repurchased approximately 18.2 million shares, or approximately 10% of outstanding shares, through its repurchase programs for $131 million. Total shares outstanding at March 31, 2006 were 157.8 million.
Today, the Company also announced that its Board of Directors has approved an additional $100 million stock repurchase program. Under the program, Real is authorized to repurchase up to $100 million of outstanding shares of common stock from time to time, depending on market conditions, share price and other factors. Repurchases may be made in the open market or through private transactions, in accordance with SEC requirements. Real may enter into a Rule 10(b)5-1 plan designed to facilitate the repurchase of all or a portion of the repurchase amount. Further, the repurchase program does not require RealNetworks to acquire a specific number of shares and may be terminated under certain conditions.
Business Outlook
The following forward-looking statements reflect RealNetworks’ expectations as of April 27, 2006. The Company currently does not intend to update these forward-looking statements until the next quarterly results announcement.
For the second quarter of 2006, Real expects revenue in the range of $87 million to $90 million, GAAP net income per diluted share of $0.19 to $0.20 and adjusted net income per diluted share of $0.01 to $0.02. This guidance assumes a tax rate of approximately 37%.
For the full year of 2006, Real is reaffirming guidance of revenue in the range of $365 million to $380 million and earnings of $0.75 to $0.80 per diluted share. Additionally, Real expects adjusted net income per diluted share of $0.08 to $0.12 for the full year. This guidance assumes a tax rate of approximately 37%. However, actual federal income taxes paid are expected to be less than $10 million due to the utilization of deferred tax assets.
About Non-GAAP Financial Measures
To supplement the Company’s consolidated financial results presented in accordance with GAAP, RealNetworks uses non-GAAP measures for certain components of financial performance. These non-GAAP measures include adjusted net income, adjusted net income per diluted share and adjusted operating expenses. Adjusted net income excludes the impact related to non-cash, stock-based compensation expense, income and expenses, including charitable contributions, related to the Microsoft Agreements, equity investment gains and losses and an estimate of the income taxes from the aforementioned items. The presentation of these non-GAAP financial measures is not intended to be considered as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current and expected future financial performance. The Company believes these non-GAAP measures provide useful information to management and investors by excluding certain income, expenses and gains and losses that may not be indicative of its core operating and financial results. Management uses these measures on an ongoing basis to track and assess the Company’s financial performance. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this press release.
The Company will host a webcast and conference call today at 5:00 pm (Eastern)/ 2:00 pm (Pacific). The live webcast, featuring slides and audio, will be available at http://www.realnetworks.com/company/investor/earnings.html. Listeners will require RealPlayer® to listen to the conference call, which can be downloaded for free at www.real.com. The on-demand webcast will be available approximately two hours following the conclusion of the live webcast. Participants may access the conference call by dialing 800-857-5305 (773-681-5857 for international callers). The passcode is “First Quarter Earnings,” and the leader is Rob Glaser. A telephonic replay will be available until 8 pm (Eastern), May 5th, and may be accessed by dialing 800-679-9662 (402-220-0283 for international callers).
For More Information Contact
Press: Maureen Farley, RealNetworks, (206) 892-6653, mfarley@real.com

Financial: Caroline Hughes, RealNetworks, (206) 892-6718, carolinehughes@real.com
ABOUT REALNETWORKS
RealNetworks, Inc. is a leading creator of digital media services and software including Rhapsody®, RealPlayer® 10 and casual PC and mobile games. Broadcasters, network operators, media companies and enterprises use RealNetworks’ products and services to create and deliver digital media to PCs, mobile phones and consumer electronic devices. Consumers can access and experience audio/video programming and download RealNetworks’ consumer software at http://www.real.com. RealNetworks’ systems and corporate information are located at http://www.realnetworks.com.
Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to: (a) Real’s future revenue, expenses, margins, profitability, net income, taxes, earnings per share, adjusted net income, adjusted net income per diluted share, adjusted operating expenses and other measures of results of operation; (b) Real’s repurchase of up to $100 million of outstanding shares of common stock; and (c) Real’s ability to capitalize on industry trends. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: development and consumer acceptance of legal online music distribution services generally and RealNetworks’ content services in particular; the potential that we will be unable to continue to enter into commercially attractive agreements with third parties for the provision of compelling content for our subscription service offerings; the risk that the collaborative agreements we have with Microsoft will be less successful than we anticipate; the emergence of new entrants and competition in the market for digital media subscription offerings and online music sales; the impact on our gross margins from content costs and from the mix of subscribers to subscription offerings with higher content costs than others; competitive risks, including competing technologies, products and services, and the competitive activities of our larger competitors, some of which have strong ties to streaming media users through other products; risks associated with the introduction of new products and services; risks inherent in strategic relationships, especially with competitors, and technology and service integration efforts; risks relating to the ability of Real’s strategic partners’ to generate subscribers for Real’s digital content services; and risks related to the Company’s ability to fully utilize its deferred tax assets. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, 2005 and its quarterly reports on Form 10-Q and from time to time in other reports filed by RealNetworks with the Securities and Exchange Commission. The preparation of our financial statements and forward-looking financial guidance requires us to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. The Company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.
RealNetworks, Rhapsody and RealPlayer are trademarks or registered trademarks of RealNetworks, Inc. All other companies or products listed herein are trademarks or registered trademarks of their respective owners.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarters Ended March 31,
	2006	2005
	(in thousands, except per share data)
Net revenue	$86,602	$76,572
Cost of revenue	26,753	24,737

Gross profit	59,849	51,835

Operating expenses:
Research and development	18,099	13,706
Sales and marketing	36,083	28,020
General and administrative	13,226	6,166
Loss on excess office facilities (A)	738	—

Subtotal operating expenses	68,146	47,892

Antitrust litigation expenses (benefit), net (B)	(39,835)	3,744

Total operating expenses	28,311	51,636

Operating income	31,538	199
Other income (expense), net:
Interest income, net	7,979	2,016
Equity in net loss of MusicNet	—	(1,066)
Other, net	117	(191)

Other income, net	8,096	759
Income before income taxes	39,634	958
Income tax provision	(14,751)	(144)

Net income	$24,883	$814

Basic net income per share	$0.15	$0.00

Diluted net income per share	$0.14	$0.00

Shares used to compute basic net income per share	160,887	170,947
Shares used to compute diluted net income per share	176,923	184,686
(A)	The loss on unoccupied excess office facilities represents an increase in the estimate of the loss from building operating costs not expected to be recovered.

(B)	Consists of amounts received under the Settlement and Commercial agreements with Microsoft, net of certain legal fees, personnel costs, public relations and other professional service fees incurred related to antitrust complaints against Microsoft, including proceedings in the European Union.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
	2006	2005
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$568,166	$651,971
Short-term investments	133,004	129,356
Trade accounts receivable, net of allowances for doubtful accounts and sales returns	19,793	16,721
Deferred tax assets, net, current portion	38,476	54,204
Prepaid expenses and other current assets	12,994	11,933

Total current assets	772,433	864,185
Equipment, software and leasehold improvements, at cost:
Equipment and software	59,526	56,402
Leasehold improvements	27,809	27,964

Total equipment, software and leasehold improvements	87,335	84,366
Less accumulated depreciation and amortization	54,221	51,228

Net equipment, software and leasehold improvements	33,114	33,138

Restricted cash equivalents	17,300	17,300
Equity investments	33,933	46,163
Goodwill, net	131,674	123,330
Other intangible assets, net	8,937	7,337
Deferred tax assets, net, non-current portion	25,314	19,147
Other assets	2,708	2,397

Total assets	$1,025,413	$1,112,997

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,267	$11,397
Accrued and other liabilities	71,264	112,340
Deferred revenue, current portion	25,866	25,021
Accrued loss on excess office facilities, current portion	4,257	4,623

Total current liabilities	113,654	153,381

Deferred revenue, non-current portion	191	276
Accrued loss on excess office facilities, non-current portion	13,057	13,393
Deferred rent	4,117	4,018
Convertible debt	100,000	100,000
Other long-term liabilities	1,024	196

Total liabilities	232,043	271,264

Total shareholders’ equity	793,370	841,733

Total liabilities and shareholders’ equity	$1,025,413	$1,112,997

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Quarters Ended March 31,
	2006	2005
	(in thousands)
Cash flows from operating activities:
Net income	$24,883	$814
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	4,252	3,630
Stock-based compensation	3,638	36
Equity in net losses of MusicNet	—	1,066
Changes in accrued loss on excess office facilities and content agreement	(702)	(1,861)
Loss on disposal of equipment	77	139
Deferred income taxes	12,882	—
Other	29	17
Net change in certain operating assets and liabilities, net of balances from businesses acquired during the quarter	(47,088)	4,073

Net cash provided by (used in) operating activities	(2,029)	7,914

Cash flows from investing activities:
Purchases of equipment, software and leasehold improvements	(2,568)	(2,087)
Purchases of intangible assets	—	(1,000)
Purchases of short-term investments	(58,884)	(46,338)
Proceeds from sales and maturities of short-term investments	55,180	50,497
Decrease in restricted cash equivalents	—	582
Purchases of cost based investments	—	(647)
Payment of acquisition costs, net of cash acquired	(6,799)	—

Net cash provided by (used in) investing activities	(13,071)	1,007

Cash flows from financing activities:
Net proceeds from sale of common stock under employee purchase plan and exercise of stock options	7,614	1,514
Repurchase of common stock	(76,988)	—

Net cash provided by (used in) financing activities	(69,374)	1,514

Effect of exchange rate changes on cash and cash equivalents	669	(147)

Net increase (decrease) in cash and cash equivalents	(83,805)	10,288
Cash and cash equivalents at beginning of period	651,971	219,426

Cash and cash equivalents at end of period	568,166	229,714
Short-term investments at end of period	133,004	139,988

Total cash, cash equivalents and short-term investments at end of period	$701,170	$369,702

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	2006	2005				2004
	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(in thousands)
Net Revenue by Line of Business: *
Consumer products and services (A)	$74,811	$73,415	$71,750	$70,593	$64,206	$61,541	$56,034	$53,743	$47,025
Technology products and solutions (B)	11,791	10,153	10,483	12,093	12,366	11,005	12,276	11,730	13,365

Total net revenue	$86,602	$83,568	$82,233	$82,686	$76,572	$72,546	$68,310	$65,473	$60,390

Consumer Products and Services: *
Subscriptions (C)	$47,832	$47,508	$47,347	$47,821	$44,400	$42,722	$38,395	$35,459	$32,073
Media properties (D)	9,484	10,224	9,606	8,986	6,033	6,345	5,575	7,109	4,420
E-commerce and other (E)	17,495	15,683	14,797	13,786	13,773	12,474	12,064	11,175	10,532

Total consumer products and services revenue	$74,811	$73,415	$71,750	$70,593	$64,206	$61,541	$56,034	$53,743	$47,025

Consumer Products and Services: *
Music (F)	$28,918	$27,760	$26,193	$24,933	$22,883	$21,558	$18,787	$15,580	$12,265
RealPlayer, related consumer products and other (G)	27,277	29,914	30,858	32,012	29,134	29,653	28,149	29,811	28,005
Games (H)	18,616	15,741	14,699	13,648	12,189	10,330	9,098	8,352	6,755

Total consumer products and services revenue	$74,811	$73,415	$71,750	$70,593	$64,206	$61,541	$56,034	$53,743	$47,025

Net Revenue by Geography:
United States	$65,700	$65,177	$63,478	$63,443	$57,757	$55,608	$52,054	$50,949	$43,963
Rest of world	20,902	18,391	18,755	19,243	18,815	16,938	16,256	14,524	16,427

Total net revenue	$86,602	$83,568	$82,233	$82,686	$76,572	$72,546	$68,310	$65,473	$60,390

Gross Margin by Line of Business: **
Consumer products and services	67%	70%	68%	68%	65%	64%	59%	63%	58%
Technology products and solutions	83%	81%	82%	83%	82%	82%	83%	83%	83%
Total gross margin	69%	71%	70%	70%	68%	67%	64%	67%	56%
Subscribers (presented as greater than) ***
Total	2,400	2,250	2,200	2,000	1,850	1,550	1,550	1,400	1,300
Music	1,575	1,425	1,300	1,150	975	700	625	550	450

*Reclassifications were made to the presentation of 2005 and 2004 data to conform to the presentation for 2006

**For the quarter ended March 31, 2004, total gross margin includes loss on content agreement of $4.9 million

***Beginning the quarter ended March 31, 2005, total and music subscribers reflect the inclusion of subscribers that registered for the Comcast Rhapsody Radio Plus service
(A)	Revenue is derived from consumer digital media subscription services, RealPlayer Plus and related products, sales and distribution of third party software products, content such as games and music, and advertising

(B)	Revenue is derived from media delivery system software, support and maintenance services, broadcast hosting services and consulting services

(C)	Revenue is derived from consumer digital media subscription services including: SuperPass, RadioPass, Rhapsody, GamePass and stand-alone subscriptions

(D)	Revenue is derived from all advertising and through the distribution of third party products

(E)	Revenue is derived from RealPlayer Plus and related products, sales of third party software products, and content such as games and music

(F)	Revenue is derived from Rhapsody and RadioPass subscription services and sales of music content, advertising generated from our music and music related websites and the distribution of third party products

(G)	Revenue is derived from SuperPass subscriptions, RealPlayer Plus and related products, stand-alone subscription services, sales and distribution of third party software products and advertising related to our non-game and non-music related web properties

(H)	Revenue is derived from the GamePass subscription service, sales of games, advertising generated from our games and game-related websites

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)
A reconciliation of Generally Accepted Accounting Principles (“GAAP”) net income to adjusted net income (loss) is as follows:

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2006	2005	2005	2005	2005
	(in thousands, except per share data)
Net income in accordance with GAAP	$24,883	$295,640	$11,182	$4,709	$814
Stock-based compensation	3,638	19	25	48	36
Loss (gain) on equity investments	—	266	(11,740)	(7,590)	—
Expenses (benefit) related to antitrust litigation:
Income	(40,000)	(478,571)	—	—	—
Expenses	971	50,850	3,531	4,650	3,744
Charitable contributions due to antitrust litigation benefit	1,225	14,786	—	—	—
Tax impact of proforma items	12,717	113,325	3,324	—	—

Total adjusted net income (loss)	$3,434	$(3,685)	$6,322	$1,817	$4,594

GAAP basic net income per share	$0.15	$1.76	$0.07	$0.03	$0.00
GAAP diluted net income per share	$0.14	$1.61	$0.06	$0.03	$0.00
Adjusted basic net income per share	$0.02	$(0.02)	$0.04	$0.01	$0.03
Adjusted diluted net income per share	$0.02	n/a	$0.03	$0.01	$0.02
Shares used to compute basic net income per share	160,887	167,573	170,797	171,393	170,947
Shares used to compute diluted net income per share	176,923	183,728	184,180	184,816	184,686

A reconciliation of GAAP cost of revenue and operating expenses for the quarters ended March 31, 2006, December 31, 2005 and March 31, 2005 to adjusted cost of revenue and adjusted operating expenses is as follows:

	Quarter Ended March 31, 2006
	As	Stock-Based	Antitrust Litigation
	Reported	Compensation	Related	Adjusted
	(in thousands)
Expenses in accordance with GAAP
Cost of revenue	$26,753	$(50)	$—	$26,703
Operating expenses:
Research and development	$18,099	$(1,369)	$—	$16,730
Sales and marketing	36,083	(1,359)	—	34,724
General and administrative	13,226	(860)	(2,031)	10,335
Antitrust litigation expenses (benefit)	(39,835)	—	39,835	—
Loss on excess office facilities	738	—	—	738

Total adjusted operating expenses	$28,311	$(3,588)	$37,804	$62,527

	Quarter Ended December 31, 2005
	As	Stock-Based	Antitrust Litigation
	Reported	Compensation	Related	Adjusted
	(in thousands)
Operating expenses in accordance with GAAP
Research and development (A)	$25,351	$(16)	$—	$25,335
Sales and marketing	36,706	—	—	36,706
General and administrative	29,576	(3)	(21,490)	8,083
Antitrust litigation expenses (benefit)	(434,425)	—	434,425	—

Total adjusted operating expenses (benefit)	$(342,792)	$(19)	$412,935	$70,124

	Quarter Ended March 31, 2005
	As	Stock-Based	Antitrust Litigation
	Reported	Compensation	Related	Adjusted
	(in thousands)
Operating expenses in accordance with GAAP
Research and development	$13,706	$(36)	$—	$13,670
Sales and marketing	28,020	—	—	28,020
General and administrative	6,166	—	—	6,166
Antitrust litigation expenses	3,744	—	(3,744)	—

Total adjusted operating expenses	$51,636	$(36)	$(3,744)	$47,856

(A)	Includes approximately $8.5 million related to a loss on a cancelled purchase agreement for an element of an on-going research and development project

Forward Looking Guidance

A reconciliation of GAAP net income per diluted share guidance for the quarter ending June 30, 2006 and the full year 2006 to adjusted net income per diluted share is as follows:

	Quarter Ending June 30, 2006		Year Ending December 31, 2006
	Low	High	Low	High
	(in thousands)
Net Income per diluted share in accordance with GAAP	$0.19	$0.20	$0.75	$0.80
Antitrust litigation related benefit, net	(0.30)	(0.30)	(1.15)	(1.16)
Stock-based compensation	0.02	0.02	0.10	0.08
Gains on sales of equity investments	(0.01)	(0.01)	(0.01)	(0.01)
Tax effect of above proforma items	0.11	0.11	0.39	0.41

Total adjusted net income per diluted share	$0.01	$0.02	$0.08	$0.12